EXHIBIT 3.3

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                 EXACTECH, INC.


         Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act (the "Act"), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         1. The name of the corporation is EXACTECH, INC. (the "Corporation"), Charter #H85101, filed on November 13, 1985, effective November 8, 1985.

         2. The Amendment to the Articles of Incorporation of the Corporation set forth below (the "Amendment") was adopted by all of the Directors of the Corporation as of __________, 1996, and by the Shareholders of the Corporation, the number of votes cast being sufficient for approval, as of __________, 1996, in the manner prescribed by Section 607.1003 of the Act:

         3.       The text of the Amendment is as follows:  Section F of
Article III of the Articles of Incorporation of the Corporation shall be amended and restated in its entirety to read as follows:

         F. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, adopted the following resolution creating a Series A issue of Preferred Shares on November 19, 1993:

                  RESOLVED, that pursuant to the authority conferred upon the Board of Directors of this Corporation by Article III of the Articles of Incorporation of this Corporation, as amended, there is hereby established a series of authorized preferred shares of this Corporation having a par value of $0.01 per share, which series shall be designated as 8% Cumulative Convertible Preferred Stock (Series A) (hereinafter referred to as "Series A Preferred Stock"), shall consist of 13,622 shares, which number of shares may not be increased, and shall have the following dividend rights, conversion rights, redemption and retirement rights, rights upon liquidation and dissolution, voting rights and preemptive rights:


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                  (a)      DIVIDENDS.  The holders of Series A Preferred
                           Stock shall be entitled to receive, out of the funds legally available therefor, cumulative dividends at the annual rate of 8% or $0.80 per share, and no more, payable in cash quarter-annually on the last days of March, June, September and December in each year, beginning on December
                           31, 1993.

                  (b) CONVERSION RIGHTS. In the event, at any time subsequent to the date the Series A Preferred
                           Stock is issued, that this Corporation
                           consummates an underwritten initial public offering of its common stock pursuant to a registration statement ("Registration Statement") under the Securities Act of 1933, as amended
                           (the "Act"), which Registration Statement is declared effective pursuant to the Act ("Public Offering"), the holders of any one or more shares of the Series A Preferred Stock may, at their option, at any time during the fifteen (15) day period commencing on the date of consummation of the Public Offering, elect to convert such share or shares of Series A Preferred Stock, on the terms and conditions set forth in this paragraph
                           (B), into fully paid and nonassessable shares of common stock of this Corporation, as such common stock shall be constituted at the date of conversion. Each share of Series A Preferred
                           Stock shall be convertible into a number of shares of common stock determined by dividing $10.00 by the price at which the shares of common stock are issued pursuant to the Public Offering. For purposes hereof, a Public Offering shall be deemed to have been consummated upon the receipt by the Company of the proceeds from the sale of the shares offered pursuant to such offering.

                           Upon surrender to the Corporation at its principal office in the City of Gainesville, Florida, or at such other place or places, if any, as the Board of Directors of this Corporation may determine, of certificates, duly endorsed to this Corporation or in blank, for shares of Series A

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                           Preferred Stock to be converted, together with
                           instructions in writing to this Corporation to convert such shares specifying the name and address of the person, corporation, firm or other entity to whom such shares are to be issued, this Corporation will issue as of the time of such surrender the number of full shares of common stock issuable on conversion thereof and cash for any remaining fraction of a share and as promptly as practicable thereafter will deliver certificates for such shares of common stock.

                           Shares of Series A Preferred Stock converted into shares of common stock as hereinbefore provided shall be retired and restored to the status of authorized and unissued shares.

                  (c) REDEMPTION AND RETIREMENT. In the event the shares of Series A Preferred Stock are not converted pursuant to paragraph (B) above, the shares of Series A Preferred Stock shall be redeemed by this Corporation, as a whole, at a cash price per share of $10 per share, plus all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid, on the earlier of (i) July 13, 1996, or (ii) the fifteenth (15th) day following the date of consummation of the Public Offering. Notice of any redemption under this paragraph (C) shall be mailed not less than five (5) nor more than thirty (30) days prior to the date fixed for redemption to the holders of record of the shares of the Series A Preferred Stock to be redeemed at their respective addresses as the same shall appear upon the books of this Corporation; but no defect in the publication or mailing of such notice shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock.

                           If notice of redemption shall have been mailed as hereinbefore provided and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set apart so as to be available therefor and only

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



                           therefor, then on and after the date fixed for redemption the shares of Series A Preferred Stock so called for redemption, notwithstanding that any certificate therefor shall not have been surrendered or canceled, shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith cease and terminate except only the right of the holders thereof to receive upon surrender of certificates therefor the amount payable upon redemption thereof, but without interest.

                           All shares of Series A Preferred Stock redeemed shall be retired and shall be restored to the status of authorized and unissued preferred shares.

                  (d) RIGHTS UPON LIQUIDATION OR DISSOLUTION. The amounts payable to the holders of Series A
                           Preferred Stock in the event of any voluntary or involuntary liquidation, dissolution or winding up of this Corporation, before any payment shall be made to the holders of common shares, shall be $10 per share plus all dividends thereon which shall have accrued at the time of such liquidation, dissolution or winding up and shall have not been paid. The holders of Series A Preferred Stock shall be entitled to no further participation in any remaining assets of this Corporation. Neither the consolidation or merger of this Corporation with or into any other corporation or corporations, nor the sale or lease of all or substantially all of the assets of this Corporation shall be deemed to be a liquidation, dissolution or winding up of this Corporation within the meaning of any of the provisions of this paragraph (d).

                  (e) VOTING RIGHTS. The holders of Series A Preferred Stock shall not have any voting rights other than any voting rights expressly provided by law.

                  (f) PREEMPTIVE RIGHTS. The holders of Series A Preferred Stock shall not have any preemptive rights.

         4. Except as hereby amended, the Articles of Incorporation of the Corporation shall remain the same.

                                                     * * * * *

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to Articles of Incorporation to be signed in its name by its President as of the ____ day of May, 1996.

                                              EXACTECH, INC.,
                                               a Florida corporation


                                              BY:
                                                 ----------------------
                                                 Timothy J. Seese

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                 EXACTECH, INC.


         Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act (the "Act"), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         1. The name of the corporation is EXACTECH, INC. (the "Corporation"), Charter #H85101, filed on November 13, 1985, effective November 8, 1985.

         2. The Amendment to the Articles of Incorporation of the Corporation set forth below (the "Amendment") was adopted by all of the Directors of the Corporation on March 28, 1996, and by the Shareholders of the Corporation, the number of votes cast being sufficient for approval, on March 28, 1996, in the manner prescribed by Section 607.1003 of the Act:

         3. The text of the Amendment is as follows: Article III of the Articles of Incorporation of the Corporation shall be amended and restated in its entirety to read as follows:

                                  "ARTICLE III

                                  CAPITAL STOCK


         A. This corporation is authorized to issue Fifteen Million (15,000,000) shares of Common Stock having a par value of one-hundredth of a dollar ($0.01) per share, which shares shall be and are hereby designated as "Common Shares" and Two Million (2,000,000) shares of Preferred Stock having a par value of one-hundredth of a dollar ($.01) per share, which shares shall be and hereby are designated as "Preferred Shares." Without action by the stockholders, any or all of the authorized shares may be issued by the Corporation from time to time for such consideration as may be fixed by the Board of Directors of this Corporation.

         B. On the date of filing these Articles of Amendment to Articles of Incorporation with the Department of State of the State of

                   Florida, each issued and outstanding share of the Corporation's previously authorized Common Shares, par value $0.01 per share (the "Old Common Shares"), shall thereby and thereupon be classified and converted into three-fourths (3/4) of one validly issued, fully paid and nonassessable Common Share reflecting a three (3) for four (4) reverse stock split. Each certificate that heretofore represented Old Common Shares shall now represent the number of Common Shares into which the Old Common Shares represented by such certificate were reclassified and converted; provided, however, that each person holding of record a stock certificate or certificates that represented Old Common Shares shall receive, upon surrender of each such certificate of certificates, a new certificate or certificates evidencing and representing the number of Common Shares to which person is entitled.

         C.       Preferred Shares.

                  (1) The Preferred Shares may be issued in one or more series as shall from time to time be created and authorized to be issued by the Board of Directors as hereinafter provided.

                  (2) The Board of Directors is hereby expressly authorized, by resolution or resolutions from time to time adopted providing for the issuance of shares of Preferred Shares, to fix and state, to the extent permitted by law and to the extent not fixed or otherwise limited by the provisions herein set forth, the designations, preferences, limitations and relative rights of each series of Preferred Shares.

                  (3) Each share of each series of Preferred Shares shall have the same relative rights and be identical in all respects with all other shares of the same series.

                  (4) Before the Corporation shall issue any shares of Preferred Shares of any series authorized as hereinabove provided, a certificate setting forth a copy of the resolution or resolutions with respect to such series adopted by the Board of Directors pursuant to the foregoing authority vested in said board shall be made, filed and recorded in accordance with the then applicable requirements, if any, of the laws of the State of Florida, or, if no certificate is then so required, such certificate shall be signed and acknowledged on behalf of the Corporation by its president or a vice president and its corporate seal shall be affixed thereto and attested by its secretary or assistant secretary, and such certificate shall be filed and kept on file at the principal office of the Corporation and in such other place or places, if any, as the Board of Directors shall designate and shall be considered an amendment to these Articles of Incorporation.

                  (5) Shares of any series of Preferred Shares which shall be issued and thereafter acquired by the Corporation through purchase, redemption, conversion or otherwise, may, as provided by resolution or resolutions of the Board of Directors and upon compliance with applicable law, be returned to the status of authorized but unissued shares of Preferred Shares, undesignated as to series, or to the status of authorized but unissued shares of Preferred Shares of the same series.

                  (6) Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issue of a series of Preferred Shares, the number of authorized shares of Preferred Shares of any such series may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions of the Board of Directors, and the filing and recording of a certificate, setting forth that such increase or decrease has been authorized by the Board of Directors in accordance with applicable law. In case the number of shares of any such series of Preferred Shares shall be decreased in accordance with the last sentence, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for such decrease, resume the status of authorized but unissued shares of Preferred Shares, undesignated as to series.

         D. Each share of Common Shares shall have one vote on all matters coming before any meeting of the shareholders or otherwise to be acted upon by shareholders.

                  E. (1) The authority of the Board of Directors to provide for the issuance of any shares of the Corporation's capital stock shall include, but shall not be limited to, authority to issue shares of capital stock of the Corporation for any purpose and in any manner (including issuance pursuant to rights, warrants or other options) permitted by law, for delivery as all or part of the consideration for or in connection with the acquisition of all or part of the outstanding securities of another corporation or enterprise or of all or part of the assets of another corporation or enterprise, irrespective of the amount by which the issuance of such capital stock shall increase the number of shares outstanding (but not in excess of the number of shares authorized).

                  (2) No holder of any share or shares of any class of capital stock of the Corporation shall have any preemptive right to subscribe for any shares of capital stock of any class of the Corporation now or hereafter authorized or for any securities convertible into or carrying any optional rights to purchase or subscribe for any shares of capital stock of any class of the Corporation now or hereafter authorized; provided, however, that no provision of these Articles of Incorporation shall be deemed to deny to the Board of Directors the right, in its sole discretion, to grant to the holders of shares of any class of capital stock or any other securities of the Corporation now or hereafter authorized at such prices and upon such other terms and conditions as the Board of Directors, in its discretion, may fix.

                  (3) Dividends respecting any shares of capital stock of the Corporation shall be payable only out of earnings or assets of the Corporation legally available for the payment of such dividends and only as and when declared by the Board of Directors.

         F. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, adopted the following resolution creating a Series A issue of Preferred Shares on November 19, 1993:

                  RESOLVED, that pursuant to the authority conferred upon the Board of Directors of this Corporation by Article III of the Articles of Incorporation of this Corporation, as amended, there is hereby established a series of authorized preferred shares of this Corporation having a par value of $0.01 per share, which series shall be designated as 8% Cumulative Convertible Preferred Stock (Series A) (hereinafter referred to as "Series A Preferred Stock"), shall consist of 13,622 shares, which number of shares may not be increased, and shall have the following dividend rights, conversion rights, redemption and retirement rights, rights upon liquidation and dissolution, voting rights and preemptive rights:

                  (a)      DIVIDENDS.  The holders of Series A Preferred
                           Stock shall be entitled to receive, out of the funds legally available therefor, cumulative dividends at the annual rate of 8% or $0.80 per share, and no more, payable in cash quarter-annually on the last days of March, June, September and December in each year, beginning on December
                           31, 1993.

                  (b) CONVERSION RIGHTS. In the event, at any time subsequent to the date the Series A Preferred
                           Stock is issued, that this Corporation
                           consummates an offering of its common stock which is not exempt from registration under the Securities Act of 1933 and for which a Registration Statement is filed and becomes effective pursuant to such Act ("Public Offering"), the holders of any one or more shares of the Series A Preferred Stock may, at their option, convert such share or shares, on the terms and conditions set forth in this paragraph (b), into fully paid and nonassessable common shares of this Corporation, as such common shares shall be constituted at the date of conversion. Each share of Series A Preferred Stock shall be convertible into a number of common shares determined by dividing $10.00 by the price at which the common shares are issued pursuant to the Public Offering.

                           Upon surrender to the Corporation at its principal office in the City of Gainesville, Florida, or at such other place or places, if any, as the Board of Directors of this Corporation may determine, of certificates, duly endorsed to this Corporation or in blank, for shares of Series A Preferred Stock to be converted, together with instructions in writing to this Corporation to convert such shares specifying the name and address of the person, corporation, firm or other entity to whom such shares are to be issued, this Corporation will issue as of the time of such surrender the number of full common shares issuable on conversion thereof and cash for any remaining fraction of a share and as promptly as practicable thereafter will deliver certificates for such common shares.

                           Shares of Series A Preferred Stock converted into common shares as hereinbefore provided shall be retired and restored to the status of authorized and unissued shares.

                  (c) REDEMPTION AND RETIREMENT. In the event the shares of Series A Preferred Stock are not converted pursuant to subparagraph (b) above, the shares of Series A Preferred Stock shall be redeemed by this Corporation, as a whole, at a cash price per share of $10 per share, plus all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid, on the earlier of (i) April 13, 1996, or (ii) the date on which the funds from the Public Offering become available, as determined by the Board of Directors. Notice of any redemption under this paragraph (c) shall be mailed not less than five (5) nor more than thirty
                           (30) days prior to the date fixed for redemption to the holders of record of the shares of the Series A Preferred Stock to be redeemed at their respective addresses as the same shall appear upon the books of this Corporation; but no defect in the publication or mailing of such notice shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock.

                           If notice of redemption shall have been mailed as hereinbefore provided and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set apart so as to be available therefor and only therefor, then on and after the date fixed for redemption the shares of Series A Preferred Stock so called for redemption, notwithstanding that any certificate therefor shall not have been surrendered or canceled, shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith cease and terminate except only the right of the holders thereof to receive upon surrender of certificates therefor the amount payable upon redemption thereof, but without interest.

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                           All shares of Series A Preferred Stock redeemed shall
                           be retired and shall be restored to the status of authorized and unissued preferred shares.

                  (d) RIGHTS UPON LIQUIDATION OR DISSOLUTION. The amounts payable to the holders of Series A
                           Preferred Stock in the event of any voluntary or involuntary liquidation, dissolution or winding up of this Corporation, before any payment shall be made to the holders of common shares, shall be $10 per share plus all dividends thereon which shall have accrued at the time of such liquidation, dissolution or winding up and shall have not been paid. The holders of Series A Preferred Stock shall be entitled to no further participation in any remaining assets of this Corporation. Neither the consolidation or merger of this Corporation with or into any other corporation or corporations, nor the sale or lease of all or substantially all of the assets of this Corporation shall be deemed to be a liquidation, dissolution or winding up of this Corporation within the meaning of any of the provisions of this paragraph (d).

                  (e) VOTING RIGHTS. The holders of Series A Preferred Stock shall not have any voting rights other than any voting rights expressly provided by law.

                  (f) PREEMPTIVE RIGHTS. The holders of Series A Preferred Stock shall not have any preemptive rights.

         G. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, adopted the following resolution creating a Series B issue of Preferred Stock on November 19, 1993:

                  RESOLVED, that pursuant to the authority conferred upon the Board of Directors of this Corporation by Article III of the Articles of Incorporation of this Corporation, as amended, there is hereby established a series of authorized preferred shares of this Corporation having a par value of $0.01 per share, which series shall be designated as 8% Cumulative Convertible Preferred Stock (Series B) (hereinafter referred to as "Series B Preferred Stock"), which shall consist of 20,000 shares, which

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



                  number of shares may not be increased, and shall have the following dividend rights, conversion rights, rights upon liquidation and dissolution, voting rights and preemptive rights:

                  (a)      DIVIDENDS.  The holders of Series B Preferred
                           Stock shall be entitled to receive, out of the funds legally available therefor, cumulative dividends at the annual rate of 8% or $0.80 per share, and no more, payable in cash quarter-annually on the last days of March, June, September and December in each year, beginning on June 30, 1993.



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



                  (b)      CONVERSION RIGHTS.

                           In the event, at any time subsequent to the date the Series B Preferred Stock is issued, that this Corporation consummates an offering of its common shares which is not exempt from registration under the Securities Act of 1933 and for which a Registration Statement is filed and becomes effective pursuant to such Act ("Public Offering"), the shares of the Series B Preferred Stock shall be converted on the terms and conditions set forth in this paragraph
                           (b), into fully paid and nonassessable common shares of this Corporation, as such common shares shall be constituted at the date of conversion. Each share of Series B Preferred Stock shall be convertible into a number of common shares determined by dividing $10.00 by the price at which the common shares are issued pursuant to the Public Offering.

                           Notice ("Notice") of any conversion under this paragraph (b) shall be mailed not less than forty-five (45) nor more than sixty (60) days prior to the date fixed for conversion to the holders of record of the shares of the Series B Preferred Stock at their respective addressees as the same shall appear upon the books of this Corporation; but no defect in the publication or mailing of such notice shall affect the validity of the proceedings for the conversion of any shares of Series B Preferred Stock.

                           Within fifteen (15) days after receipt of such Notice, the holders of Series B Preferred Stock shall surrender to the Corporation at its principal office in the City of Gainesville, Florida, or at such other place or places, if any, as the Board of Directors of this Corporation may determine, the certificates, duly endorsed to this Corporation or in blank, representing their shares of Series B Preferred Stock. Upon such surrender of such certificates, this Corporation will issue and deliver certificates representing the number of full common shares issuable on the conversion and cash for any remaining fraction of a share.

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



                           If notice of conversion shall have been mailed as hereinbefore provided, then on and after the date fixed for conversion the shares of Series B Preferred Stock so called for conversion, notwithstanding that any certificate therefor shall not have been surrendered or canceled, shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith cease and terminate except only the right of the holders thereof to receive upon surrender of certificates therefor the certificates of common stock pursuant to the conversion.

                           The shares of Series B Preferred Stock converted into common shares as hereinbefore provided shall be retired and restored to the status of authorized and unissued preferred shares.

                  (c) RIGHTS UPON LIQUIDATION OR DISSOLUTION. The amounts payable to the holders of Series B
                           Preferred Stock in the event of any voluntary or involuntary liquidation, dissolution or winding up of this Corporation, before any payment shall be made to the holders of common shares, shall be $10 per share plus all dividends thereon which shall have accrued at the time of such liquidation, dissolution or winding up and shall have not been paid. The holders of Series B Preferred Stock shall be entitled to no further participation in any remaining assets of this Corporation. Neither the consolidation or merger of this Corporation with or into any other corporation or corporations, nor the sale or lease of all or substantially all of the assets of this Corporation shall be deemed to be a liquidation, dissolution or winding up of this Corporation within the meaning of any of the provisions of this paragraphs (c).

                  (d) VOTING RIGHTS. The holders of Series B Preferred Stock shall not have any voting rights other than any voting rights expressly provided by law.

                  (e) PREEMPTIVE RIGHTS. The holders of Series B Preferred Stock shall not have any preemptive rights.

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




         H. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, adopted the following resolution creating a Series C issue of Preferred Stock on April 28, 1995:

                  RESOLVED, that pursuant to the authority conferred upon the Board of Directors of this Corporation by Article III of the Articles of Incorporation of this Corporation, as amended, there is hereby established a series of the authorized preferred shares of this Corporation having a par value of $0.01 per share, which series shall be designated as 8% Cumulative Preferred Stock (Series C) (hereinafter referred to as "Series C Preferred Stock"), which shall consist of 5,000 shares and shall have the designations, preferences, limitations and relative rights:

                  (a) Dividends. The holders of shares of Series C Preferred Stock shall be entitled to receive, out of the funds legally available therefor, cumulative dividends at the annual rate of 8% or $0.80 per share, and no more, payable in cash quarter-annually on the last days of March, June, September and December in each year, beginning on the later of March 31, 1995 or the last day of the calendar quarter immediately following the calendar quarter in which the shares upon which dividends are being paid were issued.

                  (b)      REDEMPTION AND RETIREMENT.  The shares of
                           Series C Preferred Stock shall be redeemed by this Corporation, as a whole, at a cash price per share of $10, plus all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid, on the earlier of (i) February 1, 2000, or (ii) 30 days following the date on which the net proceeds become available from an initial public offering commenced by the Company, as determined by the Board of Directors. Notice of any redemption under this paragraph (b) shall be mailed not less than five (5) nor more than thirty
                           (30) days prior to the date fixed for redemption to the holders of record of the shares of the Series C Preferred Stock to be redeemed at their respective addresses as the same shall appear upon the books of this Corporation; but no defect in the publication or mailing of such notice shall affect the validity of the proceedings for the redemption of any shares of Series C Preferred Stock.

                           If notice of redemption shall have been mailed as hereinbefore provided and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set apart so as to be available therefor and only therefor, then on and after the date fixed for redemption the shares of Series C Preferred Stock so called for redemption, notwithstanding that any certificate therefor shall not have been surrendered or canceled, shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith cease and terminate except only the right of the holders thereof to receive upon surrender of certificates therefor the amount payable upon redemption thereof, but without interest.

                           All shares of Series C Preferred Stock redeemed shall be retired and shall be restored to the status of authorized and unissued preferred shares.

                  (c) RIGHTS UPON LIQUIDATION OR DISSOLUTION. The amounts payable to the holders of Series C
                           Preferred Stock in the event of any voluntary or involuntary liquidation, dissolution or winding up of this Corporation, before any payment shall be made to the holders of common shares, shall be $10 per share plus all dividends thereon which shall have accrued at the time of such liquidation, dissolution or winding up and shall have not been paid. The holders of Series C Preferred Stock shall be entitled to no further participation in any remaining assets of this Corporation. Neither the consolidation or merger of this Corporation with or into any other corporation or corporations, nor the sale or lease of all or substantially all of the assets of this Corporation shall be deemed to be a liquidation, dissolution or winding up of this Corporation within the meaning of any of the provisions of this paragraph (d).

                  (d) VOTING RIGHTS. The holders of Series C Preferred Stock shall not have any voting rights other than any voting rights expressly provided by law.

                  (e) PREEMPTIVE RIGHTS. The holders of Series C Preferred Stock shall not have any preemptive rights or any right to convert their shares into common stock or any other security of the Corporation.


         4. Except as hereby amended, the Articles of Incorporation of the Corporation shall remain the same.

                                    * * * * *

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to Articles of Incorporation to be signed in its name by its President as of the ____ day of April, 1996.

                                                   EXACTECH, INC.,
                                                    a Florida corporation


                                                   BY:
                                                       ----------------------
                                                          Timothy J. Seese





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